EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the Nasdaq National Market System. The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares

11/9/20091	Sale	$6.1912	9486

11/10/20092	Sale	6.4027	1847

11/11/2009	Sale	6.41	435

11/13/20093	Sale	6.236	500

11/16/20094	Sale	6.4289	2500

11/18/20095	Sale	6.3952	2300

11/19/2009	Sale	6.34	2100

11/20/20096	Sale	6.2319	6407

11/23/20097	Sale	6.2441	2100

11/24/20098	Sale	6.2557	2300

11/30/20099	Sale	5.7868	6340

12/1/200910	Sale	5.7852	1578

12/2/200911	Sale	5.8301	4500

12/3/200912	Sale	6.0191	2298

12/4/200913	Sale	5.9911	9150

12/7/200914	Sale	5.9633	3000

12/8/200915	Sale	5.8219	2066

1 This transaction was executed in multiple trades at prices ranging from $6.15 - 6.23

2 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.

3 This transaction was executed in multiple trades at prices ranging from $6.21 - 6.28

4 This transaction was executed in multiple trades at prices ranging from $6.34 - 6.53

5 This transaction was executed in multiple trades at prices ranging from $6.39 - 6.40

6 This transaction was executed in multiple trades at prices ranging from $6.20 - 6.35

7 This transaction was executed in multiple trades at prices ranging from $6.23 - 6.265

8 This transaction was executed in multiple trades at prices ranging from $6.25 - 6.26

9 This transaction was executed in multiple trades at prices ranging from $5.78 - 5.80

10 This transaction was executed in multiple trades at prices ranging from $5.78 - 5.80

11 This transaction was executed in multiple trades at prices ranging from $5.81 - 5.89

12 This transaction was executed in multiple trades at prices ranging from $5.86 - 6.09

13 This transaction was executed in multiple trades at prices ranging from $5.98 - 6.00

14 This transaction was executed in multiple trades at prices ranging from $5.87 - 6.11

15 This transaction was executed in multiple trades at prices ranging from $5.82 - 5.88

Date	Type	Price	Shares

12/9/200916	Sale	$5.6584	625

12/10/200917	Sale	5.6895	400

12/11/200918	Sale	5.6771	2099

12/14/200919	Sale	5.6512	3278

12/15/200920	Sale	5.63089	6000

12/16/200921	Sale	5.6548	7360

12/17/200922	Sale	5.6897	6285

12/18/200923	Sale	5.7034	40000

12/21/200924	Sale	5.8021	24615

12/22/200925	Sale	5.8463	8600

12/23/200926	Sale	5.9983	8734

12/28/200927	Sale	6.1831	20322

12/29/200928	Sale	6.2227	2200

12/30/200929	Sale	6.0308	11907

16 This transaction was executed in multiple trades at prices ranging from $5.65 - 5.66

17 This transaction was executed in multiple trades at prices ranging from $5.65 - 5.72

18 This transaction was executed in multiple trades at prices ranging from $5.65 - 5.75

19 This transaction was executed in multiple trades at prices ranging from $5.65 - 5.67

20 This transaction was executed in multiple trades at prices ranging from $5.62 - 5.73

21 This transaction was executed in multiple trades at prices ranging from $5.635 - 5.71

22 This transaction was executed in multiple trades at prices ranging from $5.65 - 5.74

23 This transaction was executed in multiple trades at prices ranging from $5.69 - 5.73

24 This transaction was executed in multiple trades at prices ranging from $5.795 - 5.8225

25 This transaction was executed in multiple trades at prices ranging from $5.83 - 5.90

26 This transaction was executed in multiple trades at prices ranging from $5.93 - 6.30

27 This transaction was executed in multiple trades at prices ranging from $6.01 - 6.31

28 This transaction was executed in multiple trades at prices ranging from $6.18 - 6.26

29 This transaction was executed in multiple trades at prices ranging from $6.00 - 6.1675